UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 10, 2004

China Finance, Inc.
(Exact name of registrant as specified in charter)

Utah
(State or other jurisdiction of incorporation)
333-46114	87-0650976
(Commission File Number)	(IRS Employer Identification No.)

111 Pavonia Avenue, Suite 615, Jersey City, NJ 07310	07310
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-216-0880

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On November 11, 2004, China Finance, Inc. (OTCBB: CHFI), a Utah corporation (the “Company”), announced that Alex Hu has resigned as President of the Company, effective November 10, 2004.

On October 12, 2004, the Company and Mr. Hu had entered into an Employment Agreement and a Noncompetition, Nonsolicitation and Nondisclosure Agreement. Pursuant to the terms of his Employment Agreement, the company believes that  Mr. Hu’s resignation is an “Involuntary Termination” and that he is not entitled to any other compensation or benefits under such agreement. The Noncompetition, Nonsolicitation and Nondisclosure Agreement between the Company and Mr. Hu shall remain in effect for the three month period commencing November 10, 2004 (the date of Mr. Hu’s resignation), at which time such Noncompetition, Nonsolicitation and Nondisclosure Agreement shall terminate without any further action by the Company or Mr. Hu.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers.

The first paragraph of Item 1.02 above is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA FINANCE, INC..

By:	/s/ Charles Wang
Name: Charles Wang
Title: Chief Financial Officer and Secretary
:
Dated: November 12, 2004